Exhibit 10.4

ACKNOWLEDGMENT OF GUARANTOR

ACKNOWLEDGMENT OF GUARANTOR, dated as of January 29, 2016 (this “Acknowledgment”), made by Blackstone Mortgage Trust, Inc., a Maryland corporation (“Guarantor”), in favor of JPMorgan Chase Bank, National Association, a national banking association (“Buyer”) and any of its parent, subsidiary or affiliated companies. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, in connection with that certain Master Repurchase Agreement, dated as of December 20, 2013 (the “Existing Repurchase Agreement”), by and among Buyer and Parlex 4 UK Finco, LLC and Parlex 4 Finance, LLC, each a Delaware limited liability company (each a “Seller” and, collectively, “Sellers”), Guarantor executed and delivered that certain Guarantee Agreement, dated as of December 20, 2013 (as amended by that certain Amendment No. 1 to Guarantee Agreement, dated as of March 3, 2014, the “Guarantee Agreement”), made by Guarantor in favor of Buyer.

WHEREAS, Buyer and Sellers are amending and restating the Existing Repurchase Agreement pursuant to that certain Amended and Restated Master Repurchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), and in connection therewith, Guarantor has agreed to make the acknowledgments set forth herein.

NOW, THEREFORE, to induce Buyer to enter into the Repurchase Agreement and to enter into the Transactions contemplated thereunder, Guarantor hereby makes the following acknowledgments:

Guarantor hereby acknowledges (a) the execution and delivery of the Repurchase Agreement and agrees that it continues to be bound by the Guarantee Agreement, notwithstanding the execution and delivery of the Repurchase Agreement and the impact of the changes set forth therein, and (b) that, as of the date hereof Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Transaction Documents.

THIS ACKNOWLEDGMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS ACKNOWLEDGMENT, THE RELATIONSHIP BETWEEN GUARANTOR AND BUYER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS OF BUYER AND DUTIES OF GUARANTOR SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. GUARANTOR AND BUYER INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS ACKNOWLEDGMENT.

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IN WITNESS WHEREOF, the undersigned has caused this Acknowledgment to be duly executed and delivered as of the date first above written.

BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation

By:	/s/ Douglas N. Armer
	Name:	Douglas N. Armer
	Title:	Managing Director, Head of Capital Markets and Treasurer